Exhibit 99.1

January 25, 2007

JANUS ANNOUNCES FOURTH QUARTER AND YEAR-END 2006 RESULTS

Fourth quarter earnings of $0.19 per diluted share and

Full year earnings of $0.66 per diluted share

Long-term net outflows of $0.7 billion for the quarter and

Long-term net inflows of $2.3 billion for the year

More than 70% of retail funds outperformed their

Lipper peer group medians for 3 and 5 years (1)

$125 million of stock buybacks during the fourth quarter and

$493 million for the year; outstanding shares reduced by 10.4% during 2006

DENVER — Janus Capital Group Inc. (NYSE: JNS) today reported fourth quarter net income of $37.7 million, or $0.19 per diluted share, compared with net income of $29.5 million, or $0.15 per diluted share, in the third quarter 2006.  For the full year 2006, net income totaled $133.6 million, or $0.66 per diluted share, compared with $87.8 million, or $0.40 per diluted share for 2005.  The company’s investment management operating margins for the fourth quarter 2006 were 25.6% compared with 24.9% for the third quarter 2006. For the entire year, Janus’ investment management operating margins were 25.5% compared with 22.3% for 2005.

Beginning in the first quarter 2006, Janus reported only GAAP results.  For informational purposes, Janus previously disclosed adjusted earnings per diluted share of $0.52 and adjusted investment management operating margins of 24.3% for the full year 2005.

Flows and Assets Under Management

Average assets under management during the fourth quarter increased 7.8% to $165.1 billion compared with $153.2 billion during the third quarter 2006.  At December 31, 2006, the company’s total assets under management were $167.7 billion compared with $158.3 billion at September 30, 2006.  The increase in assets at the end of the fourth quarter reflects $10.6 billion

(1)  Detailed Lipper rankings and performance data for all JIF funds are on pages 10-12.

in market appreciation and fund performance, money market net outflows of $0.5 billion and long-term net outflows of $0.7 billion.  Fourth quarter long-term net outflows include $3.2 billion of Janus legacy subadvised mandate redemptions.  Company-wide long-term net inflows were $2.3 billion for 2006, the second consecutive year of positive long-term net flows.

Janus’ INTECH subsidiary had long-term net inflows of $3.6 billion in the fourth quarter compared with long-term net inflows of $1.7 billion in the third quarter 2006.  Full year 2006 flows totaled $12.0 billion.  Excluding INTECH, Janus’ long-term net outflows totaled $4.3 billion in the fourth quarter 2006 versus long-term net outflows of $1.8 billion in the third quarter 2006.  Full year 2006 outflows totaled $9.7 billion and included more than $4 billion of previously announced subadvisory redemptions.

“Generating firmwide positive flows for a second year in a row was another big step forward for Janus, and we’re eager to build on that momentum in 2007,” said CEO Gary Black. “Despite losing some large subadvised accounts last year, we’re pleased to see positive net flows from our broker-dealer and retail supermarket sales as well as our international and institutional businesses.”

Investment Management

Janus’ relative investment management performance remained strong during the fourth quarter, with  approximately 63%, 73% and 72% of the funds in the company’s primary retail fund family, Janus Investment Fund (JIF), in the top half of their Lipper categories on a one-, three- and five-year total-return basis, respectively, at December 31, 2006.  (Detailed Lipper rankings and performance data for all JIF funds are on pages 10-12.)

“Our focus is on delivering consistently strong results, so we’re proud that more than 70% of our funds again beat their peers during the last three- and five-year periods,” Black said. “We’re especially encouraged that the performance of our flagship funds improved significantly last year. At the end of 2006, Janus Fund was back in the top two Lipper quartiles on a 1-, 3-, 5- and 10-year total-return basis. Meanwhile, Janus Worldwide Fund finished the year in the 56th Lipper percentile on a 1-year total-return basis, up from the 83rd percentile at the end of September 2006.”

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2006	2006	2006	2005

Investment Management Segment
Average Assets (billions)	$165.1	$153.2	$156.7	$135.2
Ending AUM (billions)	$167.7	$158.3	$167.7	$148.5
Revenues	$241.2	$229.0	$935.8	$868.3
Operating Expenses	$179.5	$172.0	$696.9	$675.1
Operating Income	$61.7	$57.0	$238.9	$193.2
Operating Margin	25.6%	24.9%	25.5%	22.3%

Printing and Fulfillment Operating Loss	$(2.4)	$(5.7)	$(15.9)	$(35.3)

Consolidated Net Income	$37.7	$29.5	$133.6	$87.8
Diluted Earnings per Share	$0.19	$0.15	$0.66	$0.40
Shares Repurchased	6.1	7.7	24.8	20.3
Cost of Shares Repurchased	$124.9	$138.1	$492.9	$292.6

Investment Management Segment

Fourth quarter revenues of $241.2 million were up from $229.0 million in the previous quarter as a result of a 7.8% increase in average assets under management that was partially offset by a higher proportion of lower-yielding INTECH products.  Fourth quarter 2006 operating expenses increased from the previous quarter primarily due to the net items described below as well as higher compensation and asset-based distribution expenses.  Compensation included higher bonus accruals (both Janus and INTECH) and increased fund-performance-driven incentive compensation.  In addition, as a result of adopting a new investment team compensation plan that will be in effect for 2007, a one-time charge of $2.0 million of incentive compensation was recorded in the fourth quarter.  In the new plan, portfolio manager compensation continues to be driven primarily by long-term investment performance, but the aggregate level of compensation is tied to the company’s investment management fees.

Fourth quarter operating expenses also include a net benefit of $1.6 million, representing insurance recoveries for legal fees incurred in prior periods and fund proxy costs, while third quarter 2006 included a net expense of $9.5 million resulting from impairment charges, certain litigation fees and a decline in long-term compensation expenses.

Printing and Fulfillment Segment

Janus’ printing business, Rapid Solutions Group (RSG), reported an operating loss of $2.4 million in the fourth quarter of 2006.  The improved results reflect higher seasonal production volume at RSG.

Capital and Liquidity

At December 31, 2006, Janus had stockholders’ equity of $2.3 billion, cash and investments of $732.8 million and $537.2 million of outstanding debt.  During the fourth quarter, $113.1 million of debt matured and was repaid.

As part of its capital and liquidity management, Janus reduced its outstanding shares by 2.9% during the fourth quarter by repurchasing 6.1 million shares of its common stock at an average price of $20.50 per share and a total cost of $124.9 million.  For the year, Janus has repurchased 24.8 million shares of its common stock at an average price of $19.85 per share and a total cost of $492.9 million, reducing shares outstanding by 10.4%.  On January 23, 2007, the Janus Board of Directors approved a new $500 million stock repurchase program to begin when the current authorization is completed.  At December 31, 2006, $130.9 million was available for repurchase under the currently authorized program.

Fourth Quarter 2006 Earnings Call Information

Janus Capital Group will discuss its results during a conference call on Thursday, January 25 at 10 a.m. Eastern Standard Time.  The call-in number will be 877-301-7574.  Anyone outside the U.S. or Canada should call 706-643-3623.  The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com/ir) approximately one hour prior to the call.  For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies.  Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of December 2006, Janus managed $167.7 billion in assets for more than four million shareholders, clients and institutions around the globe.  Outside the U.S., Janus has offices in London, Milan, Tokyo and Hong Kong.   Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Capital Group Partners, Inc. (doing business as Rapid Solutions Group). In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Contacts:

Shelley Peterson, 303-316-5625

James Aber, 303-336-4513

###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Data presented reflects past performance, which is no guarantee of future results.  Rankings referenced exclude money markets.

Funds distributed by Janus Distributors LLC (1/07).

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur.  The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2005, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Many of these factors are beyond the control of the Company and its management.  Any forward-looking statements contained in this release are as of the date on which such statements were made.  The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2006	2006	2006	2005
Investment Management Revenues:
Investment management fees	$194.1	$183.5	$750.2	$673.1
Performance fees	2.4	4.0	14.9	26.8
Shareowner servicing fees and other	44.7	41.5	170.7	168.4
Total	241.2	229.0	935.8	868.3

Investment Management Operating Expenses:
Employee compensation and benefits	82.9	70.7	315.2	299.5
Long-term incentive compensation	20.7	17.0	82.7	75.1
Marketing and advertising	8.6	6.6	28.3	30.4
Distribution	30.1	26.1	110.2	102.9
Depreciation and amortization	7.8	7.6	32.0	35.9
General, administrative and occupancy	33.0	33.5	131.6	135.1
Restructuring and impairments	0.5	10.5	11.0	5.5
Mutual fund investigation recoveries, net of charges	(4.1)	—	(14.1)	(9.3)
Total	179.5	172.0	696.9	675.1

Investment Management Operating Income	61.7	57.0	238.9	193.2

Printing and Fulfillment Segment:
Revenue	24.7	21.1	90.9	84.8
Operating expenses	25.1	24.8	98.9	92.2
Depreciation and amortization	2.0	2.0	7.9	7.9
Restructuring and impairments	—	—	—	20.0
Printing and Fulfillment Operating Loss	(2.4)	(5.7)	(15.9)	(35.3)

Interest expense	(10.0)	(8.1)	(32.3)	(28.6)
Other, net	14.0	8.6	39.4	39.3
Income tax provision	(21.8)	(18.4)	(81.9)	(67.9)
Equity in earnings of unconsolidated affiliate	1.7	1.7	7.1	7.1
Minority interest in consolidated earnings	(5.5)	(5.6)	(21.7)	(20.0)

Net Income	$37.7	$29.5	$133.6	$87.8

Basic Earnings per Share
Weighted average shares outstanding (in millions)	193.6	201.0	202.4	218.6
Basic earnings per share	$0.19	$0.15	$0.66	$0.40

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	196.0	202.2	203.5	219.1
Diluted earnings per share	$0.19	$0.15	$0.66	$0.40

Average Assets Under Management (in billions)	$165.1	$153.2	$156.7	$135.2

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$559.7	$552.6
Investments	173.1	334.1
Other assets	291.7	285.5
Property and equipment, net	60.3	64.7
Intangibles and goodwill, net	2,453.1	2,391.6
Total Assets	$3,537.9	$3,628.5

Liabilities and Stockholders’ Equity
Debt	$537.2	$376.3
Other liabilities	295.0	246.9
Deferred income taxes	399.3	424.1
Stockholders’ equity	2,306.4	2,581.2
Total Liabilities and Stockholders’ Equity	$3,537.9	$3,628.5

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2006	2006	2006	2005
Cash provided by (used for)
Operating activities	$104.3	$50.7	$301.8	$273.2
Investing activities	229.5	(65.9)	45.8	64.8
Financing activities	(234.0)	137.2	(340.5)	(312.5)
Net change during period	$99.8	$122.0	$7.1	$25.5

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2006	2006	2006	2005
Growth/Blend
Beginning of period assets	$67.0	$66.9	$68.5	$71.4
Sales	2.3	1.9	11.2	8.5
Redemptions	7.0	3.5	19.0	17.2
Net Sales (redemptions)	(4.7)	(1.6)	(7.8)	(8.8)
Market appreciation	4.5	1.6	6.1	5.8
End of period assets	$66.8	$67.0	$66.8	$68.5

Global/International
Beginning of period assets	$13.3	$12.6	$12.2	$14.6
Sales	1.4	0.7	4.0	1.5
Redemptions	0.7	0.7	3.8	5.3
Net Sales (redemptions)	0.7	—	0.2	(4.0)
Market appreciation	2.0	0.7	3.6	1.6
End of period assets	$16.0	$13.3	$16.0	$12.2

Mathematical/Quantitative
Beginning of period assets	$55.6	$51.5	$44.7	$25.8
Sales	5.9	3.2	18.5	17.7
Redemptions	2.3	1.4	6.5	1.7
Net Sales (redemptions)	3.6	1.7	12.0	16.1
Market appreciation	3.1	2.3	5.6	2.9
End of period assets	$62.3	$55.6	$62.3	$44.7

Fixed Income
Beginning of period assets	$4.7	$4.7	$5.2	$6.2
Sales	0.2	0.2	0.9	1.1
Redemptions	0.4	0.4	1.7	1.8
Net Sales (redemptions)	(0.2)	(0.2)	(0.8)	(0.9)
Market appreciation	0.1	0.1	0.3	(0.1)
End of period assets	$4.6	$4.7	$4.6	$5.2

Value
Beginning of period assets	$9.7	$9.7	$10.4	$10.2
Acquisitions (dispositions)	—	—	—	(0.2)
Sales	0.6	0.6	3.0	3.2
Redemptions	0.7	0.7	4.2	3.7
Net Sales (redemptions)	(0.1)	(0.1)	(1.2)	(0.4)
Market appreciation	0.8	0.1	1.3	1.0
End of period assets	$10.5	$9.7	$10.5	$10.4

Money Market
Beginning of period assets	$8.0	$7.9	$7.5	$10.8
Sales	14.6	11.7	48.2	38.0
Redemptions	15.0	11.4	48.3	41.2
Net Sales (redemptions)	(0.5)	0.3	—	(3.2)
Market appreciation	—	—	—	—
End of period assets	$7.5	$8.0	$7.5	$7.5

Total
Beginning of period assets	$158.3	$153.4	$148.5	$139.0
Acquisitions (dispositions)	—	—	—	(0.2)
Sales	25.0	18.2	85.8	70.0
Redemptions	26.2	18.0	83.5	71.2
Net Sales (redemptions)	(1.2)	0.2	2.3	(1.2)
Market appreciation	10.6	4.7	16.8	10.9
End of period assets	$167.7	$158.3	$167.7	$148.5

Total Excluding Money Markets
Beginning of period assets	$150.3	$145.5	$141.0	$128.2
Acquisitions (dispositions)	—	—	—	(0.2)
Sales	10.5	6.5	37.5	31.8
Redemptions	11.2	6.6	35.2	29.8
Net Sales (redemptions)	(0.7)	(0.1)	2.3	2.0
Market appreciation	10.6	4.7	16.9	10.9
End of period assets	$160.2	$150.3	$160.2	$141.0

Total Excluding Mathematical/Quantitative & Money Markets
Beginning of period assets	$94.7	$94.0	$96.2	$102.4
Acquisitions (dispositions)	—	—	—	(0.2)
Sales	4.6	3.4	19.0	14.1
Redemptions	8.9	5.2	28.7	28.0
Net Sales (redemptions)	(4.3)	(1.8)	(9.7)	(14.1)
Market appreciation	7.5	2.4	11.3	8.1
End of period assets	$97.9	$94.7	$97.9	$96.2

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented.  Therefore totals and subtotals may not foot.

JANUS CAPITAL GROUP INC.

NON-GAAP RECONCILIATIONS

(dollars in millions, except per share data)

In 2005, Janus management analyzed its historical results after adjusting for certain items that were not ongoing or were non-operational in nature.  The company believed that excluding these items was useful to management and investors because it provided a more comparable basis for evaluating Janus’ operating results and financial performance over time.  Internally, these adjusted results were used to evaluate the performance of the Company.

	Year Ended December 31, 2005
				Investment				Printing and
	Investment	Non-GAAP		Management	Printing and	Non-GAAP		Fulfillment	Adjusted
	Management	Adjustments		Adjusted	Fulfillment	Adjustments		Adjusted	Total
Revenues	$868.3	$—		$868.3	$84.8	$—		$84.8	$953.1

Employee compensation and benefits	299.5	(9.8	)(1)	289.7	5.5	—		5.5	295.2
Long-term incentive compensation	75.1	(1.5	)(1)	73.6	0.2	—		0.2	73.8
Marketing and advertising	30.4	(2.0	)(2)	28.4	—	—		—	28.4
General, administrative and occupancy	135.1	(7.9	)(1)(3)	127.2	3.6	—		3.6	130.8
Restructuring and impairments	5.5	(5.5	)(4)	—	20.0	(20.0	)(8)	—	—
Provision for mutual fund investigation	(9.3)	9.3	(5)	—	—	—		—	—
Operating expenses	138.8	—		138.8	90.8	—		90.8	229.6
Total	675.1	(17.4)		657.7	120.1	(20.0)		100.1	757.8

Operating income (loss)	193.2	17.4		210.6	(35.3)	20.0		(15.3)	195.3
Operating margin	22.3%			24.3%	-41.6%			-18.0%	20.5%

Interest expense	(28.6)	—		(28.6)	—	—		—	(28.6)
Other income (expense)	37.9	(9.9	)(6)	28.0	1.4	—		1.4	29.4
Income tax benefit (provision)	(72.8)	(2.2	)(7)	(75.0)	4.9	—		4.9	(70.1)
Equity earnings in unconsolidated affiliate	7.1	—		7.1	—	—		—	7.1
Minority interest in consolidated earnings	(20.0)	—		(20.0)	—	—		—	(20.0)
Net income (loss)	$116.8	$5.3		$122.1	$(29.0)	$20.0		$(9.0)	$113.1

Diluted earnings (loss) per share	$0.53	$0.02		$0.56	$(0.13)	$0.09		$(0.04)	$0.52

Average AUM (billions)	$135.2

Notes to non-GAAP adjustments:

(1)          Severance charges related to the departure of the Chief Financial Officer, Principal Operating Officer and other administrative personnel and expenses incurred as result of the August 2005 cost reduction plan.

(2)          Costs associated with the settlement-mandated fund proxy mailing.

(3)          Accrual related to the possible resolution of certain legal-related matters.

(4)          Charges related to the closure of a Bay Isle Financial LLC facility in Oakland, California, severance of a Bay Isle portfolio manager and impairment of intangibles associated with the loss of institutional accounts.

(5)          Insurance recoveries of $14.4 million for costs incurred related to the mutual fund investigation, net of ongoing legal fees.

(6)          Realized gain on the sale of investments. In the first half of 2005, the Company reduced its seed capital investments by $48.8 million which produced after-tax gains of $6.1 million.  Included in the second half of 2005 are $3.8 of investment gains which are considered a component of normal investing activity and therefore, have not been adjusted.

(7)          Includes tax effect of adjustments and $5.0 million for the reversal of a tax contingency.

(8)          Impairment charge recorded to reduce goodwill at Rapid Solutions Group (the operating unit of the Printing and Fulfillment segment).

Janus Investment Funds (“JIF”)			Lipper Rankings Based on Total Returns as of 12/31/06
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)		Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	9	58 / 723	50	306 / 616	34	170 / 505	43	80 / 186		‡
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	6	43 / 723	1	1 / 616	3	12 / 505	2	2 / 186	2		4 / 230
Janus Research Fund	Jan-06	Large-Cap Growth Funds	25	178 / 723	14	82 / 616	18	91 / 505	5	8 / 186		‡
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	4	15 / 489	2	5 / 394	6	17 / 310	—	—	33		76 / 230
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	15	90 / 621	9	42 / 489	21	80 / 385	60	92 / 153	12		46 / 391
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	1	2 / 557	10	43 / 456	10	35 / 374	30	41 / 136	16		53 / 336
Janus Global Research Fund	Feb-05	Multi-Cap Growth Funds	4	17 / 489	—	—	—	—	—	—	2		7 / 434
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	16	88 / 557	—	—	—	—	—	—		‡
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	94	757 / 811	18	122 / 680	31	180 / 581	4	9 / 251	18		122 / 682
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	2 / 909	1	1 / 646	1	3 / 468	—	—	12		40 / 341
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	53	224 / 425	25	75 / 306	38	82 / 219	4	4 / 107	14		55 / 393
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	83	669 / 811	2	9 / 680	7	36 / 581	1	1 / 251	3		22 / 769
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	74	671 / 909	12	76 / 646	—	—	—	—	31		176 / 582
International/Global Funds
Janus Overseas Fund	Jun-03	International Funds	1	1 / 968	1	1 / 798	8	51 / 650	4	9 / 260	1		1 / 758
Janus Worldwide Fund	Jun-04	Global Funds	56	211 / 381	96	288 / 302	96	221 / 230	68	66 / 97	81		250 / 309
Janus Global Technology Fund	Jan-06	Science & Technology Funds	39	111 / 291	37	97 / 262	50	119 / 238	—	—		‡
Janus Global Life Sciences Fund	Dec-98	Health/Biotechnology Funds	89	160 / 179	38	60 / 159	63	84 / 134	—	—	41		20 / 48
Janus Global Opportunities Fund	Jun-01	Global Funds	97	368 / 381	93	279 / 302	52	120 / 230	—	—	27		58 / 216
Value Funds
Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	57	169 / 296	54	119 / 222	46	76 / 166	—	—	6		4 / 68
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	73	507 / 702	77	413 / 542	75	318 / 425	—	—	15		20 / 135
Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	40	192 / 486	53	221 / 419	18	62 / 357	33	49 / 151	4		2 / 52
Janus High-Yield Fund	Dec-03	High Current Yield Funds	25	114 / 457	38	147 / 388	60	189 / 315	16	19 / 118	38		147 / 388
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	45	105 / 235	33	64 / 195	44	62 / 140	36	26 / 72	26		47 / 180
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	57	145 / 257	77	193 / 250	67	151 / 227	81	117 / 145	52		131 / 251
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	8	45 / 587	—	—	—	—	—	—	8		45 / 591
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	12	51 / 425	—	—	—	—	—	—	12		51 / 425
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	5	14 / 337	—	—	—	—	—	—	5		14 / 341

			Percent of JIF Funds per Lipper Quartile based on Total Returns
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
1st Quartile			51.9%		50.0%		42.9%		50.0%		65.2%
2nd Quartile			11.1%		22.7%		28.6%		28.6%		26.1%
3rd Quartile			22.2%		9.1%		23.8%		14.3%		4.3%
4th Quartile			14.8%		18.2%		4.8%		7.1%		4.3%

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)       Closed to new investors

(2)       Ranking is for the investor share class only; other classes may have different performance characteristics.

 ‡         The Fund’s since PM-Inception ranking is not available.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown.  Call 1-800-975-9932 or visit www.janus.com for performance current to the most recent month-end.

See notes to performance on the following page.

Janus Investment Fund (“JIF”)

		Average Annual Total Returns (%) for Periods Ended 12/31/06(1)
	Inception					Life of
	Date	1 Year	3 Year	5 Year	10 Year	Fund
Growth Funds
Janus Fund	2/70	10.59	6.38	2.81	6.12	13.73
Janus Twenty Fund (2)	4/85	12.30	15.04	7.71	9.91	13.42
Janus Research Fund (3)	5/93	8.65	8.74	3.82	8.57	12.40
Janus Orion Fund (5)	6/00	18.64	18.13	10.74	—	(0.02)
Janus Enterprise Fund	9/92	13.22	15.04	8.20	7.37	11.44
Janus Venture Fund (2, 4)	4/85	23.58	13.84	10.83	10.31	13.72
Janus Global Research Fund (6)	2/05	18.40	—	—	—	20.18
Janus Triton Fund (4)	2/05	15.85	—	—	—	18.57
Core Funds
Janus Growth and Income Fund	5/91	7.82	10.71	5.83	10.71	13.23
Janus Contrarian Fund (8)	2/00	24.58	21.01	15.69	—	10.43
Janus Balanced Fund	9/92	10.56	9.00	6.60	9.70	11.25
Janus Fundamental Equity Fund (7)	6/96	10.28	13.44	8.09	11.84	12.78
INTECH Risk-Managed Stock Fund (9, 10)	2/03	11.37	13.33	—	—	18.47
International/Global Funds
Janus Overseas Fund (7, 9, 11, 12)	5/94	47.21	32.21	19.19	14.42	15.31
Janus Worldwide Fund (9)	5/91	17.90	9.61	3.89	6.82	11.34
Janus Global Technology Fund (7, 9)	12/98	7.98	6.82	1.16	—	3.47
Janus Global Life Sciences Fund (7, 9)	12/98	(1.95)	7.90	2.27	—	8.83
Janus Global Opportunities Fund (9)	6/01	11.19	10.10	9.21	—	9.72
Value Funds
Janus Mid Cap Value Fund — Inv. (5, 7, 14)	8/98	15.25	14.61	12.76	—	17.58
Janus Small Cap Value Fund — Inv. (2, 5, 13)	10/87	12.37	11.60	9.92	14.48	14.45
Income Funds
Janus Flexible Bond Fund (7, 15, 16)	7/87	4.12	3.24	5.17	5.83	7.48
Janus High-Yield Fund (5, 7, 9, 15, 16)	12/95	11.10	7.70	8.26	6.96	8.40
Janus Short-Term Bond Fund (7, 15, 16, 17)	9/92	4.21	2.55	3.03	4.58	4.66
Janus Federal Tax-Exempt Fund (15, 16, 17, 18)	5/93	4.26	3.09	4.46	4.36	4.59
Asset Allocation Funds
Janus Smart Portfolio-Growth	12/05	18.51	—	—	—	18.45
Janus Smart Portfolio-Moderate	12/05	14.28	—	—	—	14.24
Janus Smart Portfolio-Conservative	12/05	11.09	—	—	—	11.05

Notes:

(1)          All figures unaudited.

(2)          Closed to new investors.

(3)          Effective December 31, 2006, Janus Mercury Fund changed its name to Janus Research Fund. The Fund will continue to be managed with the same investment objective and strategies.

(4)          This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs).

(5)          Due to certain investment strategies, some funds may have an increased position in cash.

(6)          Effective December 31, 2006, Janus Research Fund changed its name to Janus Global Research Fund and adopted an additional investment strategy to normally invest at least 40% of its net assets in securities of issuers from different countries located throughout the world, excluding the United States.

(7)          The Fund will invest at least 80% of its net assets in the type of securities described by its name.

(8)          The Fund held approximately 18.16% of its assets in Indian securities as of September 30, 2006 and the Fund has experienced significant gains due, in part, to its investments in India.  While holdings are subject to change without notice, the Fund’s returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in India.

(9)          A 2% redemption fee may be imposed on shares held for 3 months or less. Performance shown does not reflect this redemption fee and, if reflected, performance would have been lower.

(10)    For certain periods, the Fund’s performance reflects the effect of expense waivers.  Without the effect of these expense waivers, the performance shown would have been lower.

(11)    Returns have sustained significant gains due to market volatility in the financials and consumer discretionary sectors.

(12)    The Fund held approximately 14.83% and 14.86% of its assets in India and Brazil securities, respectively, as of September 30, 2006, and the Fund has experienced significant gains due, in part, to its investments in India and Brazil. While holdings are subject to change without notice, the Fund’s returns and NAV may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in India and/or Brazil.

(13)    Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund.

(14)    Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund.

(15)    Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the portfolio manager.

(16)    As of December 31, 2006, the 30-day SEC Yield was 3.94% on Janus Federal Tax-Exempt Fund, 5.04% on Janus Flexible Bond Fund, 6.21% on Janus High-Yield Fund and 4.62% on Janus Short-Term Bond Fund.

(17)    Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s total operating expenses to the levels indicated in the prospectus until at least March 1, 2007. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund’s yield as of December 31, 2006 would have been 4.27% and 3.60%, respectively and total returns would have been lower.

(18)    Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes.

Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance.

A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities and emerging markets, non-investment grade debt securities, undervalued or overlooked companies, companies with relatively small market capitalizations and investments in specific industries or countries. Please see a Janus prospectus or janus.com for more information about fund holdings and details.

The proprietary mathematical process used by Enhanced Investment Technologies LLC (“INTECH”) may not achieve the desired results. Since the portfolio is regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a “buy and hold” or index fund strategy.

Because Janus Capital is the adviser to the Janus Smart Portfolios and to the underlying funds held within the Portfolios, it is subject to certain potential conflicts of interest when allocating the assets of the Portfolios among underlying Janus funds.